EXHIBIT 5.1

June 2, 2015

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

Re:	POZEN Inc. – Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to POZEN Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration of up to 3,421,562 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable under certain POZEN Inc. Inducement Award Restricted Stock Unit Agreements to new employees as inducement awards in connection with the recipients’ commencement of employment with the Company, in each case, as referenced in the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued in the manner contemplated by the Company’s Inducement Award Restricted Stock Unit Agreements, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)